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                                                                   EXHIBIT 10.10

                                     LEASE
                                     -----

     This lease Agreement is entered into as of the 31 day of October, 1995.

                                    Between

                             ASAF HAROFE HOSPITAL

                      with its principal place of business
                            located at TZRIFIN 70300
                          (hereafter: the "Hospital")

                                                         of the first part


                                      and

                              APPLIED IMAGING LTD.
                   an Israeli corporation with its principal
                   place of business located at 22 Maskit St.
                             Herzlia Pituach 46733
                              (hereinafter: "AIL")

                                                         of the second part

WHEREAS   AIL is engaged in Certain medical Research & Development activities
(hereinafter: the "R&D Activities"): and

WHEREAS   The Hospital wishes to enable AIL to conduct its R&D Activities on
Hospital's premises; and

WHEREAS   The Hospital has agreed to build a modular building on its premises in accordance with AIL's needs and requirements (hereinafter: the "Building"); and

WHEREAS   AIL wishes to rent the building under the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, the parties agree as follows:

1.   Preamble and Captions
     ---------------------

     The Preamble to this Agreement constitutes an integral part hereof. The Agreement's captions are provided for the sake of convenience only and shall not be used to construe the provisions hereof.
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2.   The Building
     ------------

     2.1 The Hospital will build a modular Building, to be rented to AIL, in accordance with AIL's design and specifications, including AIL's specifications for the required electrical, water, plumbing, air-conditioning and alarm systems, as approved by the hospital.

     2.2 The Building will be constructed by a construction company to be selected by the Hospital in accordance with its procedures.

     2.3 The Building will be delivered to AIL in a finished condition and in full conformity with AIL's design plans, drawings and specifications as approved by the Hospital.

     2.4 Any and all expenses incurred in connections with the construction of the Building will be solely and exclusively borne by the Hospital. The Building as well as its electrical, water, plumbing, air-conditioning and alarm systems will be owned by the Hospital.

     2.5 AIL will furnish and equip the Building in accordance with its needs and any and all furnishings, appliances, and equipment, including office and laboratory equipment and furnishings, will be solely and exclusively owned by AIL and will not be considered as an integral part of the building.

3.   Term
     ----

The lease shall commence on the 1st day of October, 1995 and shall continue for a period of one (1) year thereafter.

AIL is hereby granted the option (hereinafter: the "Option") to extend the term of this Lease Agreement for the additional one (1) to four (4) year terms by giving the Hospital a written notice, 30 days prior to the anniversary day of the Agreement of its intention to exercise the Option.

4.   Rent
     ----

AIL shall pay the Hospital an annual rent of U.S. $16,000 (sixteen thousand US dollars), in New Israeli Shekels according to the representative rate of exchange known at the date of payment (hereinafter: the "Rent"). This includes hot and cold water supply, but not electricity and phone expenses. Payment of the first year's rent will be made on November 1, 1995. It is agreed that optional years rent will also be $16,000 to be paid in whole at the beginning of the rental period.

In the event the payment date will fall on a weekend or a national holiday, payment will be made on the immediate following business day.

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5.   Access to the Building
     ----------------------

     5.1 No person other than AIL's employees and/or such other persons who shall be authorized by AIL to enter the Building from time to time will be allowed access to the Building.

     5.2 Visits of the Building by the Hospital's representatives will be coordinated with AIL in advance and will be subject to AIL's approval on a case by case basis.

6.   AIL's Use of the Hospital Facilities
     ------------------------------------

     6.1 AIL's employees (up to 10 people) will be permitted to enter Hospital's premises with their vehicles and use the Hospital's parking lot free of charge. AIL's guests may also use the Hospital's parking lot free of charge.

     6.2 AIL's employees will be permitted to use the Hospital's facilities such the Hospital's restaurants, coffee shops, etc.

7.   Nature of Agreement
     -------------------

     For the avoidance of any doubt it is hereby specifically acknowledged by the Hospital that this is the Lease Agreement only and that nothing herein stated may be in any way or manner whatsoever construed to create or give the Hospital any rights whatsoever in the scientific, commercial or any other results of AIL's R&D Activities conducted during the term of this Lease Agreement or at any other time thereafter. The Hospital hereby specifically acknowledges that all the results of AIL's R&D Activities of any kind and nature whatsoever are and shall be the property of AIL.

8.   Severability
     ------------

     If any provision of this Lease Agreement is declared void, the validity of any other provision and of the entire Agreement shall not be affected hereby.

9.   Governing Language
     ------------------

     This Lease Agreement is in the English language only, which language shall control in all respects. No translation, if any, of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in a determination of the intent of either party hereto.

10.  Waiver
     ------

     The failure at any time of either party to enforce any of the provisions of the Agreement, or any right with respect thereto or to exercise any option herein provided, will in no way be

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     construed to be a waiver of such provisions, rights or options, or in any way to affect the validity of this Agreement.

11.  Complete Agreement
     ------------------

     The provisions herein contained set forth the entire Agreement of the parties with respect to the subject matter hereof, and supersede all previous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof, and no addition to or modification of this Agreement shall be binding upon either party unless reduced to writing and duly executed by the parties hereto in the same manner as the execution of this Agreement.

12.  Notices
     -------

     Any notice required or authorized to be given thereunder shall be served by hand delivery or by certified letter return receipt requested or by fax addressed to the Hospital or AIL (as the case may be), at the addresses specified in this Lease Agreement above. Any notice delivered by hand shall be deemed to have been served upon delivery.

     Any notice given by letter shall be deemed to have been served five (5) days after the same shall have been posted, not including the day of posting, and any notice given by fax shall be deemed to have been served on the day of sending the message. Proof that such letter was properly addressed and put into the post, and in case of fax that the message was sent to the correct fax number, shall be conclusive evidence of service.

     Notices required by this Agreement shall be addressed to any other address as may from time to time be specified by either party by written notice to the other.

IN WITNESS WHEREOF, the parties have executed this Agreement.


ASAF HAROFE HOSPITAL                             APPLIED IMAGING LTD.


By: Illegible                                    By: Illegible
    ------------------------                         ------------------------
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